UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to §240.14a-12

Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Chief executive officer and portfolio manager of Pershing Square Capital Management, L.P., William A. Ackman posted the following material to his Twitter page:

ADP Ascending
@ADPascending
Here is our second question for @ADP. All $ADP shareholders deserve an answer.
Your vote is important. Vote the GOLD Proxy Card Today. Question:
When ADP owned Dealer Services. It aimed to produce just -50bps of annual margin improvement. When Dealer Services was spun-off as CDK Global (“CDK”), it promptly identified an opportunity to double margins without negative consequence to CDK’s customers, shareholders or other stakeholders. Why was ADP not able to realize this opportunity when it owned CDK?
CDK achieved this improvement by engaging constructively with shareholders, hiring an outside consultant to evaluate its potential, and announcing a transformation plan - why won’t
ADP do the same? COK’1 Margin Transformation
10:30 AM - 28 Sep 2017
Tweet your reply
Bill Ackman @BillAckman 24m Replying to @ADPascending @ADP
Worth a look. CDK’s outperformance after ADP is telling.
2